Exhibit 4.6

NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN

STEMCELLS, INC.’S PROSPECTUS

DATED             , 2016 (THE “PROSPECTUS”)

.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE RIGHTS AGENT OR AT HTTP://WWW.SEC.GOV.

StemCells, Inc.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock

of StemCells, Inc.

Subscription Price: $[●] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR

BEFORE 5:00 P.M., EASTERN TIME,

ON             , UNLESS EXTENDED BY STEMCELLS, INC.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase [●] shares of common stock, par value $0.01 per share, of StemCells, Inc., a Delaware corporation (the “Company”), at a subscription price of $[●] per share (the “Basic Subscription Right”), pursuant to the Company’s rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Subscription Rights Certificates” accompanying this certificate. If any shares of common stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right, any Rights holder that exercises his, her or its Basic Subscription Right in full may subscribe for a number of shares pursuant to the terms and conditions of the Rights Offering, subject to availability and proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock in accordance with the “Instructions for Use of Subscription Rights Certificates” that accompany this certificate.

THE RIGHTS REPRESENTED BY THE SUBSCRIPTION RIGHTS CERTIFICATE ARE NON-TRANSFERABLE AND, THEREFORE, MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED.

Dated: [    ], 2016

Chief Financial Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS,

51 Mercedes Way

Edgewood, NY 11717.

By mail:*

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept., P.O. Box 1317

Brentwood, NY 11717.

*	If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (b) and sign under Form 2 below. To subscribe for shares pursuant the your Over-Subscription Privilege, please also complete lines (c) and (d) and sign under Form 2 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF SUBSCRIPTION RIGHT:

I apply for	shares x $	= $

(no. of new shares)	(subscription price)	(amount enclosed)

(b) Total Amount of Payment Enclosed = $

(c) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

I have exercised my full Basic Subscription Right and in addition to my full Basic Subscription Right I wish to subscribe for additional shares under my Over-Subscription Privilege as follows:

I apply for	shares x $	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(d) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Certificate check draft drawn on a U.S. bank, or postal telegraphic or express payable to “[Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.]”

☐	Wire transfer of immediately available funds directly to the account maintained by [Broadridge Corporate Issuer Solutions, Inc.], as Rights Agent, for purposes of accepting subscriptions in this Rights Offering at , , ABA # , Account # , with reference to the rights holder’s name.

FORM 2-SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of shares of common stock indicated above on the terms and conditions set forth in the Prospectus.

Signature of Subscriber(s)

(write address below if different than that listed on the Subscription Rights Certificate)

Telephone number (including area code)

FORM 3- SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5):

Subscription Rights are not transferable in any way, except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the common stock is the transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, express mail or overnight courier to [Broadridge Corporate Issuer Solutions, Inc.] at the address specified above prior to the Effective Date.

Issue Shares to:
Soc. Sec. #/Tax ID#:
Address

FORM 4-ACKNOWLEDGEMENT:

I acknowledge receipt of the Prospectus and understand that, after delivery to [Broadridge Corporate Issuer Solutions, Inc.], as Rights Agent, I may not modify or revoke the subscription for shares indicated in this Subscription Rights Certificate. Under penalties of perjury, I certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature of Registered Holder
Date

If signature is by a trustee(s), executor(s), administrator(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name: Capacity:
Soc. Sec. #/Tax ID#:
Address
Phone

FORM 5-GUARANTEE OF SIGNATURES: All Subscription Right holders who specify special or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities and Exchange Act of 1934, as amended.

Signature Guaranteed:

(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THIS CERTIFICATE, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE RIGHTS AGENT, AT

855-300-4994.